Exhibit 99.1

1900 Grant Street Suite 720 Denver, CO 80203 (303) 951-7920

FOR IMMEDIATE RELEASE

Contact:

MDC GROUP

Investor Relations:

David Castaneda

414.351.9758

Lilis Energy Receives NASDAQ Notice Regarding Listing Requirements

DENVER, November 25, 2014 -- Lilis Energy, Inc. (Nasdaq:LLEX), an oil and gas exploration and production company focused on development in the Wattenberg Field and surrounding areas of the Denver-Julesburg (DJ) Basin, received a letter on November 19, 2014 from The Nasdaq Stock Market LLC ("Nasdaq") notifying Lilis Energy that it was no longer in compliance with Nasdaq Rule 5250(c)(1) related to the filing of periodic financial reports with the Securities and Exchange Commission. The issuance of the letter is based upon Lilis Energy not filing its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 (the “Q3 Form 10-Q”) on or before November 14, 2014. This press release is being issued in accordance with Nasdaq Listing Rule 5810(b).

The issuance of the letter has no immediate effect on the listing of Lilis Energy's common stock. Previously, Nasdaq granted Lilis Energy an exception to Nasdaq Rule 5250(c)(1), requiring Lilis Energy to file on or before January 2, 2015 all delinquent Exchange Act reports. Additionally, the letter provides that in order to maintain its listing, Lilis Energy must submit by December 4, 2014 an update to its plan to regain compliance with respect to its delinquent reports, addressing its specific circumstances, including the likelihood that the periodic reports can be made within the exception period, the Company’s past compliance history, the reasons for the late filing, corporate events that may occur within the exception period, the Company’s general financial status, and its disclosures to the market.

Lilis Energy plans to submit an update to its original plan of compliance on or before December 4, 2014, and to file the Q3 Form 10-Q and all other delinquent Exchange Act reports prior to January 2, 2015, which it believes will bring it into compliance.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a Denver-based independent oil and gas exploration and production company that operates in the Denver-Julesburg (DJ) Basin where it holds approximately 93,000 gross, 84,000 net acres. Lilis Energy's near-term E&P focus is to grow reserves and production in its Wattenberg Field acreage targeting the Niobrara benches and Codell Sandstone. For more information, please contact MDC Group (414) 351-9758 or visit www.lilisenergy.com.

Forward Looking Statements

This press release may include or incorporate by reference "forward-looking statements" as defined by the SEC, including statements, without limitation, regarding Lilis Energy's expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things Lilis Energy's intention to file all delinquent Exchange Act reports by January 2, 2015, its intention to submit a plan of compliance, and its near-term E&P focus on its Wattenberg Field acreage. These statements are qualified by important factors that could cause Lilis Energy's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to Lilis Energy's ability to finance its continued exploration and drilling operations and the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in Lilis Energy's reports and registration statements filed with the SEC.

1900 Grant Street Suite 720 Denver, CO 80203 (303) 951-7920

Wattenberg Field acreage targeting the Niobrara benches and Codell Sandstone. For more information, please contact MDC Group (414) 351-9758 or visit www.lilisenergy.com.

Forward Looking Statements

This press release may include or incorporate by reference "forward-looking statements" as defined by the SEC, including statements, without limitation, regarding Lilis Energy's expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things Lilis Energy's intention to file all delinquent Exchange Act reports by January 2, 2015, its intention to submit a plan of compliance, and its near-term E&P focus on its Wattenberg Field acreage. These statements are qualified by important factors that could cause Lilis Energy's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to Lilis Energy's ability to finance its continued exploration and drilling operations and the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in Lilis Energy's reports and registration statements filed with the SEC.

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